Scottish Re Group Limited Announces Operating Results for the Second Quarter Ended June 30, 2004

HAMILTON, Bermuda--(BUSINESS WIRE)--Aug. 5, 2004--Scottish Re Group Limited (NYSE:SCT) today reported that income from continuing operations for the quarter ended June 30, 2004 was $27.6 million, or $0.74 per diluted ordinary share, as compared to $9.3 million, or $0.33 per diluted ordinary share for the prior year period. Income from continuing operations for the six months ended June 30, 2004 was $37.6 million, or $1.01 per diluted ordinary share, as compared to $16.7 million, or $0.59 per diluted ordinary share for the prior year period.

Net operating earnings were $17.0 million, or $0.46 per diluted ordinary share for the quarter ended June 30, 2004 as compared to $12.5 million, or $0.44 per diluted ordinary share for the prior year period. Net operating earnings were $33.6 million, or $0.90 per diluted ordinary share for the six months ended June 30, 2004 as compared to $21.9 million, or $0.77 per diluted ordinary share for the prior year period.

Net operating earnings is a non-GAAP measurement. We determine net operating earnings by adjusting GAAP income from continuing operations by net realized capital gains and losses and the change in value of embedded derivatives as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operations of its reinsurance business. However, net operating earnings are not a substitute for income from continued operations determined in accordance with GAAP.

Net income for the quarter amounted to $27.6 million, or $0.74 per diluted ordinary share as compared to $7.9 million or $0.28 per diluted ordinary share for the prior year period. Net income for the six months ended June 30, 2004 amounted to $37.6 million, or $1.01 per diluted ordinary share as compared to $15.1 million or $0.53 per diluted ordinary share for the prior year period.

"We continue to make significant progress in transitioning the administration of the ERC block of business we acquired at the end of December. Early in the second quarter, we assumed control of the claims processing functions and took the opportunity to ensure that we were up to date with any processing backlogs and to adapt the function to our systems and procedures," said Michael C. French, Chairman and Chief Executive Officer of Scottish Re Group Limited . "In the first quarter, we anticipated that there would be some catch up as we applied Scottish Re's methods and procedures. However, the financial impact of the processing backlogs was greater than estimated. As a consequence, we are reporting operating earnings per share at the low end of our guidance range for the quarter."

Mr. French added, "Nevertheless, the performance of this block of business has been consistent with our expectations for the first half of this year."

Total revenue for the quarter increased to $228.8 million from $129.5 million for the prior year period, an increase of 76%. Excluding realized gains and losses and the change in fair value of the embedded derivative, total revenue for the quarter increased to $215.9 million from $132.9 million for the prior year period, an increase of 62%. Total revenue for the six months ended June 30, 2004 increased to $408.0 million from $226.4 million for the prior year period, an increase of 80%. Excluding realized gains and losses and the change in fair value of the embedded derivative, total revenue for the quarter increased to $402.3 million from $232.1 million for the prior year period, an increase of 73%.

Total benefits and expenses increased to $203.4 million for the quarter from $120.3 million, an increase of 69%. For the six months ended June 30, 2004, total benefits and expenses increased to $371.3 million from $209.4 million, an increase of 77%. The increases in both total revenues and total benefits and expenses were principally driven by the acquisition of Scottish Re Life Corporation (previously ERC Life) and growth in the Company's reinsurance business in North America.

The Company's total assets were $6.9 billion as of June 30, 2004. The core investment portfolio, comprising fixed maturity investments, preferred stock and most of the cash and cash equivalents, totaled $3.0 billion, and had an average quality rating of "AA-", an effective duration of 3.5 years and a weighted average book yield of 4.1%. This compares with a portfolio balance of $2.4 billion, an average quality rating of "AA-", effective duration of 3.9 years and an average book yield of 4.5% as of December 31, 2003.

Funds withheld at interest, totaling $1.5 billion, had an average quality rating of "A-", an effective duration of 4.9 years and a weighted average book yield 6.3% at June 30, 2004. This compares with a total of $1.5 billion with an average quality rating of "A-", an effective duration of 5.1 years and an average book yield of 6.3% at December 31, 2003. The market value of the funds withheld at interest amounted to $1.5 billion at June 30, 2004.

"While we are reporting operating earnings per share at the low end of our guidance range for the quarter, our guidance for the full year of $2.10 to $2.30 per share has not changed," said Scott E. Willkomm, President of Scottish Re Group Limited . "Furthermore, our 15% return on equity objective remains achievable by 2006."

As of June 30, 2004, the Company had approximately $298 billion of life reinsurance in force covering 7.4 million lives with an average benefit per life of $50,000 in our North American operations. As of December 31, 2003, the Company had reinsurance in-force of approximately $275 billion on 6.2 million lives with an average benefit per life of $43,000. Mortality experience in the quarter was in line with expectations.

The Company's book value per share was $18.66 at June 30, 2004 as compared to $18.73 per share at December 31, 2003.

The Company's earnings conference call will be held at 11:00 a.m (EDT) on Thursday, August 5, 2004. The dial-in number is (703) 639-1201 or (866) 252-0351 and the reservation number is 515174. A replay of the call will be available beginning at 3:00 p.m. on Thursday, August 5, 2004 and running through Thursday, August 19, 2004. The dial-in number for the replay is (703) 925-2533 or (888) 266-2081 and the PIN code is 515174. In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, www.scottishre.com/conferencecall.

Scottish Re Group Limited is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Re Group Limited has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman and Windsor, England. Its operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's and Scottish Re Life Corporation Limited which is rated A-(excellent) by A.M. Best. Additional information about Scottish Re can be obtained from its Web site, www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

                               (Tables to follow)

Scottish Re Group Limited
                              Financial Highlights

(Stated in Thousands of United States Dollars, Except Per Share Data)
                                   (Unaudited)
----------------------------------------------------------------------

                             Three      Three   Six months Six months
                            months     months      ended      ended
                             ended      ended    June 30,   June 30,
                           June 30,   June 30,      2004       2003
                              2004       2003
                          --------------------------------------------

Total revenue               $228,813   $129,539   $407,989   $226,352
Net operating earnings (a)    16,995     12,455     33,610     21,875
Income from continuing

 operations                   27,555      9,317     37,648     16,740
Net income                    27,555      7,872     37,648     15,115

Net operating earnings per
 share
  Basic                        $0.48      $0.46      $0.95      $0.81
  Diluted                      $0.46      $0.44      $0.90      $0.77

Earnings per share from
 continuing operations
  Basic                        $0.77      $0.34      $1.06      $0.62
  Diluted                      $0.74      $0.33      $1.01      $0.59
Earnings per share
  Basic                        $0.77      $0.29      $1.06      $0.56
  Diluted                      $0.74      $0.28      $1.01      $0.53

Dividends per share            $0.05      $0.05      $0.10      $0.10

Weighted average ordinary
 shares
  Outstanding
  Basic                   35,747,254 27,101,357 35,537,458 27,038,103
  Diluted                 37,328,448 28,536,448 37,279,282 28,333,354

(a) Excludes effect of realized gains and losses, change in value of embedded derivative, amortization of related deferred acquisition costs and losses from discontinued operations.

                                                 June 30,   December
                                                   2004     31, 2003
                                                ----------------------
Book value per share - including effect of SFAS
 115 and fair value of derivatives                 $18.66     $18.73
Book value per share - excluding effect of SFAS
 115 and fair value of derivatives                 $19.17     $18.51
                      Consolidated Balance Sheets
            (Stated in Thousands of United States Dollars)


                                                    2004    31, 2003
                                                ----------------------

Assets
Fixed maturity investments                      $2,548,635 $2,014,719
Preferred stock                                    134,139    126,449
Cash and cash equivalents                          270,503    298,149
Other investments                                   16,755     17,678
Funds withheld at interest                       1,474,287  1,469,425
                                                ----------------------
    Total investments                            4,444,319  3,926,420
Accrued interest receivable                         26,408     22,789
Reinsurance balances and risk fees receivable      321,824    196,192
Deferred acquisition costs                         391,049    308,591
Amounts recoverable from reinsurers                746,161    737,429
Present value of inforce business                   11,922     13,479
Goodwill                                            35,847     35,847
Fixed assets                                        12,615     11,800
Other assets                                        56,095     45,209
Deferred tax benefit                                32,348     12,624
Segregated assets                                  794,020    743,137
                                                ----------------------
     Total assets                               $6,872,608 $6,053,517
                                                ======================

Liabilities

Reserves for future policy benefits             $1,683,686 $1,502,415
Interest sensitive contract liabilities          3,220,301  2,633,346
Accounts payable and accrued expenses               25,836     31,673
Reinsurance balances payable                       105,452    125,756
Other liabilities                                   23,025     30,546
Current income tax payable                           5,991     13,077
Long term debt                                     194,500    162,500
Segregated liabilities                             794,020    743,137
                                                ----------------------
     Total liabilities                           6,052,811  5,242,450
                                                ----------------------

Minority Interest                                    9,188      9,295
Mezzanine Equity                                   142,145    141,928
Shareholders' equity
Share capital, par value $0.01 per share:
Issued and fully paid: 35,828,462 ordinary
 shares (2003 - 35,228,411)                            358        352
Additional paid- in capital                        555,445    548,750
Accumulated other comprehensive income
Unrealized appreciation (depreciation) on
 investments, net of tax                           (15,261)    16,848
Other comprehensive income                          12,122     12,186
Retained earnings                                  115,800     81,708
                                                ----------------------
    Total shareholders' equity                     668,464    659,844
                                                ----------------------
 Total liabilities and shareholders' equity     $6,872,608 $6,053,517
                                                ======================
Scottish Re Group Limited

                   Consolidated Statements of Income
             (Stated in Thousand of United States Dollars)
                                     Three    Three    Six      Six
                                    months   months  months   months
                                     ended    ended   ended    ended
                                   June 30, June 30, June 30, June 30,
                                      2004    2003     2004     2003
                                   -----------------------------------
Revenues

Premiums earned                    $157,884 $94,737 $291,231 $159,556
Investment income, net               54,817  35,814  104,919   68,138
Fee income                            3,189   2,380    6,141    4,371
Realized losses                      (1,687) (3,392)    (266)  (5,713)
Change in value of embedded
 derivatives                         14,610       -    5,964        -
                                   -----------------------------------
     Total revenues                 228,813 129,539  407,989  226,352
                                   -----------------------------------

Benefits and expenses
Claims and other policy benefits    123,975  65,549  219,142  108,463
Interest credited to interest
 sensitive
 contract liabilities                25,465  16,874   49,658   32,767

Acquisition costs and other
 insurance expenses                  40,100  27,884   72,969   48,539
Operating expenses                   10,901   8,148   23,755   16,013
Interest expense                      2,996   1,851    5,773    3,664
                                   -----------------------------------
     Total benefits and expenses    203,437 120,306  371,297  209,446
                                   -----------------------------------

Income before income taxes and
 minority interest                   25,376   9,233   36,692   16,906
Income tax benefit (expense)          2,168      84    1,294     (166)
                                   -----------------------------------
Income from continuing operations
 before minority interest            27,544   9,317   37,986   16,740
Minority interest                        11       -     (338)       -
                                   -----------------------------------
Income from continuing operations    27,555   9,317   37,648   16,740
Loss from discontinued operations         -  (1,445)       -   (1,625)
                                   -----------------------------------
Net income                          $27,555  $7,872  $37,648  $15,115
                                   ===================================
Scottish Re Group Limited
           Supplemental Information - Net Operating Earnings
                            and Book Value Per Share
                  (Stated in Thousand of United States Dollars,
                            Except Per Share Amounts)
                             Three      Three    Six months Six months
                            months     months    ended June ended June
                             ended      ended     30, 2004   30, 2003
                           June 30,   June 30,
                              2004       2003
                          --------------------------------------------

Net operating earnings
--------------------------
Income from continuing
 operations                  $27,555     $9,317    $37,648    $16,740
Realized losses (gains)-
 non taxable companies          (534)       968      1,587      2,036
Realized losses (gains) -
 taxable companies             2,221      2,424     (1,321)     3,677
Change in value of
 embedded derivatives -
 non taxable companies           (33)        --        258         --
Change in value of
 embedded derivatives -
 taxable companies           (14,577)        --     (6,222)        --
Taxes on realized
 gains/losses and change
 in value of embedded
 derivatives                   2,363       (254)     1,660       (578)
                          --------------------------------------------
Net operating earnings       $16,995    $12,455    $33,610    $21,875
                          ============================================

Net operating earnings per
 share
    Basic                      $0.48      $0.46      $0.95       0.81
    Diluted                    $0.46      $0.44      $0.90       0.77
                          ============================================

Weighted average number of
 shares
  Outstanding
  Basic                   35,747,254 27,101,357 35,537,458 27,038,103
  Diluted                 37,328,448 28,536,448 37,279,282 28,333,354
June 30,    December
                                                    2004     31, 2003
                                                ----------------------
Book Value Per Share
------------------------------------------------
Shareholders' equity                              $668,464   $659,844
Unrealized depreciation (appreciation) on
 investments, net of taxes                          15,261    (16,848)
Fair value of embedded derivatives                   3,084      9,049
                                                ----------------------
Total                                             $686,809   $652,045
                                                ======================
Number of shares                                35,828,462 35,228,411

Book value per share - excluding effect of SFAS
115 and fair value of embedded derivatives

                                                   $ 19.17    $ 18.51